Exhibit 32.2

STATEMENT OF ACTING CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. § 1350

I, Anita K. Ho, the acting chief financial officer of Alliance Fiber Optic Products, Inc. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

(i) the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2013 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Anita K. Ho
Anita K. Ho

May 15, 2013

32